NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED BY THE UNITED STATES SECURITIES EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED, OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT UNDER REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

ISSUE DATE: December 31, 2021
PRINCIPAL AMOUNT: $500,000.00

LEVER GLOBAL CORPORATION

CONVERTIBLE PROMISSORY NOTE DUE JUNE 30, 2022

This Note is a duly authorized issuance of $500,000.00 to Trent McKendrick of Lever Global Corporation, a Delaware corporation (the "Company") designated as its Note.

1. FOR VALUE RECEIVED, the Company promises to pay to LEVER HOLDINGS PTY LTD., LLC, the registered Holder hereof (the "Holder"), the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) on June 30, 2022 (the "Maturity Date"). The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note, together with interest at 6% per annum, in cash on the Maturity Date to this Note's registered Holder. The forwarding of such wire transfer shall constitute a payment hereunder. It shall satisfy and discharge the liability for the principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

1.2 In the event the Company does not make, when due, any payment of principal or interest required to be made hereunder, the Company will pay, on-demand, interest on the amount of any overdue payment of principal or interest for the period following the due date of such payment, at a rate of ten percent (10%) per annum.

2. ***Default.*** In the event of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note:

2.1 The Company fails to make any payment hereunder when due, which failure has not been cured within fifteen (15) days following such failure.

2.2 If the Company shall file a petition to take advantage of any insolvency act; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself of a whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or

2.3 If a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or the whole or any substantial part of its properties, or approve a petition filed against the Company seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state; or if under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Company or the whole or any substantial part of its properties; or if there is commenced against the Company any proceeding for any of the foregoing relief and such proceeding or petition remains undismissed for thirty (30) days; or if the Company by any act indicates its consent to or approval of any such proceeding or petition; or

2.4 If (i) any judgment remaining unpaid, unstayed or undismissed for sixty (60) days is rendered against the Company which by itself or together with all other such judgments rendered against the Company remaining unpaid, unstayed or undismissed for sixty (60) days, is more than $100,000, or (ii) there is any attachment or execution against the Company's properties remaining unstayed or undismissed for sixty (60) days which by itself or together with all other attachments and executions against the Company's properties remaining unstayed or undismissed for 60 days is for an amount over $100,000.

3. ***Conversion by Holder.***

3.1 Conversion Rights. The Holder will have the right, at its option, to convert the Note into Shares of Common Stock of the Company (the "Shares") at any time before the close of business on June 30, 2022, upon a week (7) days notice (the "Notice Period"), at the conversion rate then in effect.

Upon consummation of merger & acquisition or change of ownership, the entire Note shall automatically convert, through no further action on the part of the Company or the Holder, into 20,000,000 of the Issued and Outstanding Shares of Common Stock on a fully diluted basis, but in no event will the conversion be less than 10,000,000 Shares. No fractional Share or scrip representing a fractional Share will be issued upon conversion of the Notes. Fractional shares will be rounded up to the next whole Share. The Holder may convert a portion of the Note provided that the portion is $10,000 principal amount at maturity or an integral multiple thereof. The conversion is subject to adjustments in certain events, as defined below.

The conversion rate will be appropriately adjusted if the Company (a) pays a dividend or makes a distribution on its Shares of Common Stock which is paid or made in Shares of Common Stock, (b) subdivides or reclassifies its outstanding Shares of Common Stock, (c) combines its outstanding Shares of Common Stock into a smaller number of Shares of Common Stock, (d) issues Shares of Common Stock, or issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Shares of Common Stock (or securities convertible into Common Stock other than promissory notes similar to the Note up to $500,000.00), at a price per Share less than $x.00 per Share, or (e) distributes to all holders of its Common Stock evidences of its indebtedness or assets (excluding any dividend paid in cash out of legally available funds) subject to the limitation that adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the conversion rate of at least five percent (5%).

In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the surviving corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the conversion price, still, the Holder of the Note then outstanding will have the right thereafter to convert such Note into the kind, and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such Note been converted immediately before the effective date of such consolidation, merger, statutory exchange, sale or conveyance. In the case of a cash merger of the Company into another corporation or any other cash transaction of the type mentioned above, the effect of these provisions would be that the conversion features of the Note would thereafter be limited to converting the Note at the conversion price in effect at such time into the same amount of cash per Share that such Holder would have received had such Holder converted the Note into Common Stock immediately before the effective date of such cash merger or transaction.

[1] means an initial public offering of Common Shares involving a Registration of the Lever Technology, Inc., whether involving a primary offering or a secondary offering or a combined primary and secondary offering solely and according to which Lever Technology, Inc. (or the Common Shares) becomes listed on a nationally recognized securities exchange in the United States;

3.2 Mechanics of Conversion. The Note may be converted upon surrender of the Note at any time before the close of business on June 30, 2022, or on the date of Qualifying IPO, whichever is earlier, at the offices of the Company [Insert Address], with the form of "Notice of Conversion" duly completed and executed as indicated. Shares of Common Stock issued upon conversion will be fully paid and non-assessable.

3.3 Company's *Rights to Prepay after Notice of* Conversion. Notwithstanding the Holder's conversion rights outlined in Section 3.1 above, the Company shall have the right during the Notice Period to prepay the Note's balance, including interest, in cash to the Holder instead of converting the Note into the Company's Common Stock subject to Prepayment Penalty as described in Section 4.

4. ***Prepayment Penalty***. Upon this Note's prepayment, the Holder is entitled to the following prepayment penalty: during the first six months from Date of Note. The Company shall be subject to a prepayment penalty as follows: a flat 250,000 Shares of the Company or 2.5% of the Issued and Outstanding Shares of Common Stock on a fully diluted basis, whichever is higher as of the "Prepayment Date." The Company agrees not to send Holder payments marked "paid in full," "without recourse," or similar language. If the Company sends such a payment, Holder may accept it without losing Holder's rights under this Note. The Company will remain obligated to pay any additional amount owed to the Holder.

5. ***Senior Indebtedness and Absolute Obligation***. This is a senior debt of the Company. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all Notes now or hereafter issued under the terms set forth herein.

"THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR (ii) SUCH REGISTRATION."

6. ***Restriction on Sales after Conversion.*** The Common Stock issued upon conversion of the Note, which bears restrictive legends due to how the Company issued them, generally may be sold in the public market (in the absence of registration) only if the sale is made in compliance with Rule 144 under the Act. In general, under Rule 144, if the Company that issued the securities is a "reporting company" in that it is subject to the reporting requirements of the Securities Exchange Act of 1934, then you must hold the securities for at least six months. If the securities issuer is not subject to the reporting requirements, you must hold the securities for at least one year. If you are an affiliate, the number of equity securities you may sell during any three months cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144. The Common Stock bearing restrictive legends should satisfy the one-year holding period required by Rule 144, from time to time, commencing one year from the date of this Note.

7. ***Notices.*** Any notice required or permitted to be given shall be in writing and may be served, sent by the United States Mail, certified, or overnight delivery service. For the purposes hereof, the Address of the Holder and the Address of the Company are as follows:

COMPANY:	**HOLDER:**
Lever Global Corporation	Lever Holdings Pty Ltd.
	Level 2, 23, Foster Street
	Surry Hills, NSW 2010
Atten: Trent McKendrick, CEO	Atten: Gabriel Chiappini, CEO

Both the Holder and the Company may change the Address for service by written notice to the other as herein provided.

8. ***No Waiver: Rights and Remedies Cumulative.*** No failure on the Holder's part to exercise and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or any other agreement between the Company and the Holder.

9. ***Costs and Expenses.*** The Company shall reimburse the Holder for all costs and expenses incurred by the Holder in connection with the preparation, execution, and closing of this Note and shall pay the reasonable fees and disbursements of counsel to the Holder the enforcement of the Holder's rights hereunder.

10. ***Amendments***. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by the Holder therefrom shall be effective unless the same shall be in writing and signed by the Holder. Then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11. ***Successors and Assigns***. This Note shall be binding upon the Company, its successors, and assigns. The terms hereof shall inure to the Holder's benefit and its successors and assignees, including subsequent holders hereof.

12. ***Severability.*** The provisions of this Note are severable, and if any provision is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

13. *Waiver of Notice*. The Company hereby waives presentment, demand for payment, a notice of protest, and all other demands connected with the delivery, acceptance, performance, default, or enforcement of this Note.

14. *Governing Law*. This Note has been executed in and shall be governed by the laws of the State of California.

15. *Note Holder is Not a Shareholder*. No Holder of this Note, solely under the ownership of this Note, shall be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on any Holder of this Note any rights of a shareholder of the Company including, without limitation, any right to vote, give or withhold consent to any corporate action, receive notice of meetings of shareholders or receive dividends.

16. *Exchange and Replacement of Note*. Upon surrender of this Note to the Company, the Company shall execute and deliver, at its expense, one or more new Notes of such denominations and in such names, as requested by the Holder of the surrendered Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation, or destruction of any Note, the Company will make and deliver a new Note, of like tenor, at the request of the Holder of such Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer on December 31, 2021.

ON BEHALF OF LEVER GLOBAL CORPORATION

By: Trent McKendrick, CEO

LEVER HOLDINGS PTY LTD.

By: Gabriel Chiappini, Director

NOTICE OF CONVERSION

To: LEVER TECHNOLOGY, INC.

The undersigned, the Holder of the Convertible Promissory Note Due June 30, 2022 ("Note"), attached hereto, hereby irrevocably elects to Convert this Note, in full thereof below designated, for 20,000,000 shares of the Common stock of Lever Technology, Inc., under the terms of the Note, and directs that the certificates for such shares be issued in the name of following assigned shareholders whose names, addresses, and contact information are attached in Exhibit A.

____

(Signature must conform in all respects to name of the Holder as specified on the face of the Note)

____

(Print Name)

Dated: March ●, 2022

____

Principal Amount converted: $500,000

EXHIBIT A

ASSIGNED NOTE C

SHAREHOLDERS AND SHARES OF

LEVER HOLDINGS PTY LTD.

Name	Shares
[Name of shareholder]	[# of shares]